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# WHITESTONE REIT

## SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOR THE QUARTER ENDED MARCH 31, 2015

CHASE

99 RANCH MARKET

WHITESTONE REIT™

Creating Communities in Our Properties™

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of March 31, 2015, we owned
64 Community Centered Properties TM with approximately 5.5 million square feet of gross leasable
64 Community Centers	area, located in five of the top markets in the United States in terms of population growth: Houston,
5.5 Million Sq. Ft. of gross	Dallas-Fort Worth, San Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were
leasable area	founded in 1998.
1,355 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our tenants
Houston	deliver needed services to the surrounding community. We focus on properties with smaller rental
Dallas-Fort Worth	spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Chicago	services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural
Fiscal Year End	community focus sets us apart from traditional commercial real estate operators. We value diversity
12/31	on our team and maintain in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the
Common Shares &	particular needs of our tenants and neighborhoods.
Units Outstanding*:
Common Shares: 23.2 Million	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Operating Partnership Units:	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
0.4 Million	feet) and, as of March 31, 2015, provided a 53% premium rental rate compared to our larger space tenants. The largest of our 1,355 tenants comprised less than 2.1% of our annualized base rental revenues for the three months ended March 31, 2015.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT			ICR inc.
Annualized: $ 1.1400	David K. Holeman, CFO			Brad Cohen
Dividend Yield: 7.7%**	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
713.435.2227 email: ir@whitestonereit.com
Board of Trustees:	website: www.whitestonereit.com
James C. Mastandrea
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of May 4, 2015	Maxim Group	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	Craig Kucera
of $14.79 as of close of market on	212.895.3641	540.277.3366
May 4, 2015.	mdiana@maximgrp.com	ckucera@wundernet.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR
FIRST QUARTER 2015

Houston, Texas, May 5, 2015 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, repositions, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the first quarter of 2015.

Operating and Financial Highlights First Quarter 2015 Compared to 2014

•	Total revenues increased 22.4%.

•	Property net operating income increased 23.3%.

•	Funds From Operations Core per diluted share increased 9.7%.

•	Rent rates (GAAP basis) on new and renewal leases increased 4.9% and 10.9%, respectively.

•	Reiterates 2015 annual guidance.

“Our focused strategy of owning Community Centered Properties™ in high growth markets such as Arizona and Texas has resulted in property net operating income growth of 23% and FFO Core per share growth of 9.7% in the first quarter of 2015," stated James C. Mastandrea, Whitestone’s Chairman and Chief Executive Officer. "During the first quarter, we continued to add high quality tenants that support our diversified, stable cash-flow. As we move through the balance of 2015, we anticipate leasing volume to accelerate and expect to close on additional properties from our solid pipeline of potential acquisitions." Mr. Mastandrea concluded, "Furthermore, we also remain committed to increasing our overall occupancy levels through our targeted leasing efforts focused on local service-oriented tenants that are central to our Community Centered PropertyTM business model and comprise approximately 70% of our tenant base.”

Financial Results for First Quarter 2015

•	Total revenues grew 22.4% to $21.3 million compared to $17.4 million in the first quarter of 2014.

•	Property net operating income ("NOI") increased by 23.3% to $14.3 million as compared to $11.6 million in the same period of 2014.

•	Funds from operations ("FFO") Core increased 16.6% to $8.2 million from $7.0 million in the first quarter of 2014.

•	FFO Core per diluted common share and operating partnership ("OP") unit grew 9.7% to $0.34, as compared to $0.31 per diluted common share and OP unit for the same period of 2014.

•	FFO was $6.3 million, or $0.26 per share, compared with $6.4 million, $0.28 per share, in the prior year.

•	Net income attributable to Whitestone REIT was $1.6 million, or $0.07 per share, as compared to $2.4 million, or $0.11 per share, in the prior year.

•	Same-store NOI growth improved 1.2% or $0.1 million as compared to the same period in 2014.

Operating Results

The Company's total occupancy improved, as compared to March 31, 2014, by 20 basis points to 86.0% as of the end of the first quarter of 2015. During the first quarter of 2015, the leasing team signed 76 leases totaling 196,401 square feet in new, expansion, and renewal leases. The average lease size was 2,584 square feet. For the first quarter of 2015, total lease value added was $8.6 million. This compares to 113 new and renewal leases totaling 231,720 square feet and approximately $11.5 million in total lease value during the same period in 2014.

Community Centered PropertiesTM Portfolio Statistics

As of March 31, 2015, the Company's diversified tenant base comprised of 1,355 tenants, with the largest tenant accounting for only 2.1% of annualized rental revenues as of March 31, 2015.  Lease terms for our properties range from less than one year for smaller tenants to over 15 years for larger tenants.  The Company’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance.

Acquisition Activity

During the first quarter of 2015, Whitestone completed the acquisition of one Community Centered PropertyTM, City View Village, for approximately $6.3 million. The 17,870 square foot property was 100% leased at the time of purchase and is located in San Antonio, Texas across the street from The Strand at Heubner Oaks, our 73,920 square foot community center that was acquired in 2014.

Balance Sheet and Liquidity

Undepreciated real estate assets were $682.6 million as of March 31, 2015 as compared to $673.7 million at prior year end.

Whitestone had 44 properties unencumbered by mortgage debt as of March 31, 2015, with an undepreciated cost basis of $433.7 million. As of March 31, 2015, the Company had total real estate debt of $402.7 million, of which $223.6 million, or approximately 56%, was subject to fixed interest rates. The Company's weighted average interest rate on all debt for the first quarter of 2015 was 3.12%.

At quarter end, Whitestone had $4.3 million of cash available on its balance sheet and $270.9 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend

On February 26, 2015, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2015, to be paid in three equal installments of $0.095 in April, May and June 2015. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

FFO Guidance

The Company is reiterating full year FFO Core guidance in the range of $1.25 to $1.30 per share. Please refer to the “2015 Financial Guidance” of the supplemental data package for the full list of guidance information.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com

Conference Call Information

Whitestone will host a webcast and conference call for investors and other interested parties on Wednesday, May 6, 2015 at 11:00 A.M. (Eastern Time). The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab.

The call is also accessible via telephone by dialing 1-800-946-0785 for domestic participants or 1-719-325-2443 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through May 20, 2015, by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 5781573. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the first quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at 1-713-435-2219.

About Whitestone REIT

Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust ("REIT") that owns, re-develops, repostions, leases, manages and operates Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants. Whitestone's diversified tenant base provides service offerings including specialty retail, grocery, restaurants, medical, educational and financial services. Founded in 1998, the Company is internally managed with a portfolio of 64 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.
The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:

David K. Holeman, CFO
(713) 435-2227 dholeman@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$682,571	$673,655
Accumulated depreciation	(75,782)	(71,587)
Total real estate assets	606,789	602,068
Cash and cash equivalents	4,320	4,236
Marketable securities	1,015	973
Escrows and acquisition deposits	3,386	4,092
Accrued rents and accounts receivable, net of allowance for doubtful accounts	12,188	11,834
Unamortized lease commissions and loan costs	8,590	8,879
Prepaid expenses and other assets	3,067	2,215
Total assets	$639,355	$634,297

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$403,524	$394,093
Accounts payable and accrued expenses	15,051	15,882
Tenants' security deposits	4,418	4,372
Dividends and distributions payable	6,747	6,627
Total liabilities	429,740	420,974
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 23,264,518 and 22,835,695 issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	23	23
Additional paid-in capital	305,862	304,078
Accumulated deficit	(99,006)	(93,938)
Accumulated other comprehensive loss	(363)	(91)
Total Whitestone REIT shareholders' equity	206,516	210,072
Noncontrolling interest in subsidiary	3,099	3,251
Total equity	209,615	213,323
Total liabilities and equity	$639,355	$634,297

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Property revenues
Rental revenues	$16,465	$13,614
Other revenues	4,787	3,761
Total property revenues	21,252	17,375

Property expenses
Property operation and maintenance	4,083	3,524
Real estate taxes	2,904	2,277
Total property expenses	6,987	5,801

Other expenses (income)
General and administrative	4,485	2,957
Depreciation and amortization	4,564	3,829
Interest expense	3,408	2,329
Interest, dividend and other investment income	(9)	(21)
Total other expense	12,448	9,094

Income from continuing operations before loss on sale or disposal of assets and income taxes	1,817	2,480

Provision for income taxes	(83)	(81)
Loss on sale or disposal of assets	(105)	(87)
Income from continuing operations	1,629	2,312

Income (loss) from discontinued operations	(8)	120
Income (loss) from discontinued operations	(8)	120

Net income	1,621	2,432

Less: Net income attributable to noncontrolling interests	27	60

Net income attributable to Whitestone REIT	$1,594	$2,372

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.07	$0.10
Income from discontinued operations attributable to Whitestone REIT	0.00	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.07	$0.11
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.10
Income from discontinued operations attributable to Whitestone REIT	0.00	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.06	$0.11

Weighted average number of common shares outstanding:
Basic	22,577	21,823
Diluted	23,226	21,949

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income

Net income	$1,621	$2,432

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(319)	(38)
Unrealized gain on available-for-sale marketable securities	41	83

Comprehensive income	1,343	2,477

Less: Comprehensive income attributable to noncontrolling interests	23	61

Comprehensive income attributable to Whitestone REIT	$1,320	$2,416

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income from continuing operations	$1,629	$2,312
Net income (loss) from discontinued operations	(8)	120
Net income	1,621	2,432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,564	3,831
Amortization of deferred loan costs	300	202
Amortization of notes payable discount	74	76
Loss on sale or disposal of assets and properties	105	84
Bad debt expense	184	390
Share-based compensation	1,699	373
Changes in operating assets and liabilities:
Escrows and acquisition deposits	706	(96)
Accrued rent and accounts receivable	(538)	(960)
Unamortized lease commissions	(273)	(290)
Prepaid expenses and other assets	145	135
Accounts payable and accrued expenses	(1,122)	(241)
Tenants' security deposits	46	132
Net cash provided by operating activities	7,519	5,948
Net cash provided by (used in) operating activities of discontinued operations	(8)	33
Cash flows from investing activities:
Acquisitions of real estate	(6,300)	—
Additions to real estate	(2,876)	(2,090)
Net cash used in investing activities	(9,176)	(2,090)
Net cash used in investing activities of discontinued operations	—	(33)
Cash flows from financing activities:
Distributions paid to common shareholders	(6,526)	(6,231)
Distributions paid to OP unit holders	(113)	(158)
Payments of exchange offer costs	—	(14)
Proceeds from revolving credit facility, net	9,000	—
Repayments of notes payable	(612)	(493)
Net cash provided by (used in) financing activities	1,749	(6,896)
Net cash used in financing activities of discontinued operations	—	(11)
Net increase (decrease) in cash and cash equivalents	84	(3,049)
Cash and cash equivalents at beginning of period	4,236	6,491
Cash and cash equivalents at end of period	$4,320	$3,442

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Three Months Ended March 31,
	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,132	$2,137
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$41	$45
Financed insurance premiums	$1,057	$888
Value of shares issued under dividend reinvestment plan	$23	$26
Value of common shares exchanged for OP units	$64	$103
Change in fair value of available-for-sale securities	$41	$83
Change in fair value of cash flow hedge	$(319)	$(38)

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO AND FFO CORE	2015	2014
Net income attributable to Whitestone REIT	$1,594	$2,372
Depreciation and amortization of real estate assets (1)	4,540	3,901
Loss on disposal of assets (1)	105	85
Net income attributable to noncontrolling interests (1)	27	60
FFO	6,266	6,418

Non cash share-based compensation expense	1,674	373
Acquisition costs	244	146
Rent support agreement payments received	—	80
FFO Core	$8,184	$7,017

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$6,266	$6,418
Distributions paid on unvested restricted common shares	(107)	(19)
FFO excluding amounts attributable to unvested restricted common shares	6,159	6,399
FFO Core excluding amounts attributable to unvested restricted common shares	$8,077	$6,998

Denominator:
Weighted average number of total common shares - basic	22,577	21,823
Weighted average number of total noncontrolling OP units - basic	393	556
Weighted average number of total commons shares and noncontrolling OP units - basic	22,970	22,379

Effect of dilutive securities:
Unvested restricted shares	649	126
Weighted average number of total common shares and noncontrolling OP units - dilutive	23,619	22,505

FFO per common share and OP unit - basic	$0.27	$0.29
FFO per common share and OP unit - diluted	$0.26	$0.28

FFO Core per common share and OP unit - basic	$0.35	$0.31
FFO Core per common share and OP unit - diluted	$0.34	$0.31

(1)	Includes amounts from discontinued operations.
Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
	2015	2014
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$1,594	$2,372
General and administrative expenses	4,485	2,957
Depreciation and amortization	4,564	3,829
Interest expense	3,408	2,329
Interest, dividend and other investment income	(9)	(21)
Provision for income taxes	83	81
Loss on disposal of assets	105	87
Loss (income) from discontinued operations	8	(120)
Net income attributable to noncontrolling interests	27	60
NOI	$14,265	$11,574

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$1,594	$2,372
Depreciation and amortization (1)	4,564	3,908
Interest expense (1)	3,408	2,372
Provision for income taxes (1)	83	84
Loss on disposal of assets (1)	105	85
Net income attributable to noncontrolling interests	27	60
EBITDA (2)	$9,781	$8,881

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2015	2014	2014	2014
Net income attributable to Whitestone REIT	$1,594	$2,862	$1,103	$1,253
Depreciation and amortization (1)	4,564	4,225	3,998	3,908
Interest expense (1)	3,408	3,054	2,762	2,449
Provision for income taxes (1)	83	77	74	57
(Gain) loss on disposal of assets (1)	105	(1,885)	—	24
Net income attributable to noncontrolling interests	27	51	18	27
EBITDA (2)	$9,781	$8,384	$7,955	$7,718

(1)	Includes amounts from discontinued operations.

(2)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended March 31,		Increase	% Increase
	2015	2014	(Decrease)	(Decrease)
Same store (51 properties, exclusive of land held for development) (1)
Property revenues
Rental revenues	$13,972	$13,614	$358	3%
Other revenues	3,859	3,761	98	3%
Total property revenues	17,831	17,375	456	3%

Property expenses
Property operation and maintenance	3,647	3,524	123	3%
Real estate taxes	2,471	2,277	194	9%
Total property expenses	6,118	5,801	317	5%

Total same store net operating income	11,713	11,574	139	1%

New store (7 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	2,493	—	2,493	Not Meaningful
Other revenues	928	—	928	Not Meaningful
Total property revenues	3,421	—	3,421	Not Meaningful

Property expenses
Property operation and maintenance	436	—	436	Not Meaningful
Real estate taxes	433	—	433	Not Meaningful
Total property expenses	869	—	869	Not Meaningful

Total new store net operating income	2,552	—	2,552	Not Meaningful

Total property net operating income	14,265	11,574	2,691	23%

Less total other expenses, provision for income taxes and loss on disposal of assets	12,636	9,262	3,374	36%

Income from continuing operations	1,629	2,312	(683)	(30)%
Income (loss) from discontinued operations, net of taxes	(8)	120	(128)	(107)%

Net income	$1,621	$2,432	$(811)	(33)%

(1)
We define “Same Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended March 31, 2015 to the three months ended March 31, 2014, Same Stores include properties currently owned that were acquired before January 1, 2014.

(2)
We define “New Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended March 31, 2015 to the three months ended March 31, 2014, New Stores include properties acquired between January 1, 2014 and March 31, 2015.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended
	March 31,
	2015	2014
Other Financial Information:

Tenant improvements (1)	$869	$543
Leasing commissions	$242	$356
Maintenance Capital	$514	$141
Scheduled debt principal payments	$402	$405
Straight line rent income	$198	$366
Market rent amortization income (loss) from acquired leases	$39	$(91)
Non-cash share-based compensation expense	$1,674	$373
Non-real estate depreciation and amortization	$23	$8
Amortization of loan fees	$300	$202
Acquisition costs	$244	$146
Undepreciated value of unencumbered properties	$433,698	$358,836
Number of unencumbered properties	44	41
Full time employees	86	75

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of March 31, 2015
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.4%	23,265
Operating partnership units outstanding	1.6%	390
Total	100.0%	23,655

Market price of common shares as of
March 31, 2015		$15.88

Total equity capitalization		375,641	48%

Debt Capitalization:
Outstanding debt		$403,524
Less: Cash and cash equivalents		(4,320)
		399,204	52%

Total Market Capitalization as of
December 31, 2014		$774,845	100%

SELECTED RATIOS:
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2015	2014	2014	2014
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$9,781	$8,384	$7,955	$7,718
Interest expense, excluding amortization of loan fees (1)	3,108	2,791	2,531	2,246
Ratio of EBITDA to interest expense	3.1	3.0	3.1	3.4

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt (1)	$403,524	$394,093	$304,090	$264,123
Less: Cash	(4,320)	(4,236)	(6,268)	(5,042)
Outstanding debt after cash	$399,204	$389,857	$297,822	$259,081

Undepreciated real estate assets (1)	$682,571	$673,655	$585,741	$548,515

Ratio of debt to real estate assets	58%	58%	51%	47%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2015	2014	2014	2014
Debt/EBITDA Ratio
Outstanding debt (1)	$403,524	$394,093	$304,090	$264,123
Less: Cash	(4,320)	(4,236)	(6,268)	(5,042)
Outstanding debt after cash	399,204	389,857	297,822	259,081

EBITDA	$9,781	$8,384	$7,955	$7,718
Non-cash share based compensation	1,674	1,644	1,485	1,234
EBITDA, adjusted	11,455	10,028	9,440	8,952

Impact of partial quarter acquisitions and dispositions	121	906	346	—

Pro forma quarterly EBITDA	11,576	10,934	9,786	8,952

Pro forma annualized EBITDA (2)	46,304	43,736	39,144	35,808

Ratio of EBITDA to debt	8.62	8.91	7.61	7.24

(1)	Includes amounts from discontinued operations.

(2)	Pro forma annualized EBITDA represents pro forma quarterly EBITDA multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	March 31, 2015	December 31, 2014
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$10,400	$10,460
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due February 17, 2017 (2)	50,000	50,000
$37.0 million 3.76% Note, due December 1, 2020	35,858	36,090
$6.5 million 3.80% Note, due January 1, 2019	6,314	6,355
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	20,200	20,200
$14.0 million 4.34% Note, due September 11, 2024	14,000	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023	16,450	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00%, due December 29, 2017 (3)	7,888	7,888
$2.6 million 5.46% Note, due October 1, 2023	2,576	2,583
$11.1 million 5.87% Note, due August 6, 2016	11,531	11,607
$0.9 million 2.97% Note, due November 28, 2015	847	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due November 7, 2018	129,100	120,100
$50.0 million, LIBOR plus 1.35% to 1.90% Note, due November 7, 2019	50,000	50,000
	$403,524	$394,093

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $50 million term loan under our previous unsecured revolving credit facility at 0.84%.

(3)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

SCHEDULE OF DEBT MATURITIES AS OF MARCH 31, 2015
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2015	$2,287	$—	$2,287	0.6%
2016	2,144	11,125	13,269	3.3%
2017	2,374	57,838	60,212	14.9%
2018	2,576	138,660	141,236	35.0%
2019	2,392	55,657	58,049	14.4%
Thereafter	9,237	119,234	128,471	31.8%
Total	$21,010	$382,514	$403,524	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	March 31,	March 31,	December 31,	September 30,	June 30,
Community Centered Properties	2015	2015	2014	2014	2014
Retail	3,308,284	88%	89%	87%	88%
Office/Flex	1,201,672	86%	87%	85%	87%
Office	521,134	77%	77%	78%	76%
Total - Operating Portfolio	5,031,090	86%	87%	86%	86%
Redevelopment, New Acquisitions (1)	472,573	85%	85%	87%	86%
Total	5,503,663	86%	87%	86%	86%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (2)	Phoenix and Houston	$1,408	2.1%	11/14/1982, 5/8/1991, 7/1/2000 and 7/12/2000	2017, 2020, 2020 and 2021
Bashas' Inc. (3)	Phoenix	823	1.3%	10/9/2004 and 4/1/2009	2024 and 2029
Wells Fargo & Company (4)	Phoenix	636	1.0%	10/24/1996 and 4/16/1999	2016 and 2018
Dollar Tree (5)	Phoenix and Houston	530	0.9%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009 and 5/21/2013	2016, 2017, 2020, 2020 and 2023
Walgreens & Co. (6)	Phoenix and Houston	530	0.9%	11/14/1982, 11/2/1987 and 11/3/1996	2017, 2027 and 2049
University of Phoenix	San Antonio	520	0.8%	10/18/2010	2018
Sports Authority	San Antonio	495	0.8%	1/1/2004	2015
Petco (7)	Phoenix and Houston	483	0.7%	7/6/1998 and 10/15/2006	2019 and 2026
Paul's Ace Hardware	Phoenix	460	0.7%	3/1/2008	2018
Ross Dress for Less, Inc. (8)	San Antonio, Phoenix and Houston	443	0.7%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Rock Solid Images	Houston	362	0.6%	4/1/2004	2015
Sterling Jewelers, Inc.	Phoenix	354	0.5%	11/23/2004	2020
Super Bravo, Inc.	Houston	349	0.5%	6/15/2011	2023
The Final, LLC (9)	Phoenix	336	0.5%	3/21/2011 and 2/27/2014	2015
Midland Financial Co.	Phoenix	335	0.5%	1/1/2006	2018
		$8,064	12.5%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of March 31, 2015 for each applicable tenant multiplied by 12.

(2)
As of March 31, 2015, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents 0.6% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $318,000, which represents 0.5% of our total annualized base rental revenue.

(3)
As of March 31, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents 1.1% of our total annualized base rental revenue.

(4)
As of March 31, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2016, was $114,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $522,000, which represents 0.8% of our total annualized base rental revenue.

(5)
As of March 31, 2015, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2016, was $108,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2017, was $146,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $55,000, which represents 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents 0.2% of our total annualized base rental revenue. The lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $108,000, which represents 0.2% of our total annualized base rental revenue.

(6)
As of March 31, 2015, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1987, and is scheduled to expire in 2017, was $82,000, which represents 0.1% of our total annualized base rental revenue.

(7)
As of March 31, 2015,we had two leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on October 15, 2006, and is scheduled to expire in 2026, was $260,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 6, 1998, and is scheduled to expire in 2019, was $224,000, which represents 0.3% of our total annualized base rental revenue.

(8)
As of March 31, 2015, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $158,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents 0.2% of our total annualized base rental revenue.

(9)
As of March 31, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on March 21, 2011, and is scheduled to expire in 2015, was $156,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 27, 2014, and is scheduled to expire in 2015, was $180,000, which represents 0.3% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended March 31,
	2015	2014
RENEWALS
Number of Leases	44	55
Total Square Feet (1)	83,250	95,061
Average Square Feet	1,892	1,728
Total Lease Value	$3,361,000	$4,667,000
NEW LEASES
Number of Leases	32	58
Total Square Feet (1)	113,151	136,659
Average Square Feet	3,536	2,356
Total Lease Value	$5,189,000	$6,830,000
TOTAL LEASES
Number of Leases	76	113
Total Square Feet (1)	196,401	231,720
Average Square Feet	2,584	2,051
Total Lease Value	$8,550,000	$11,497,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
1st Quarter 2015	60	$5,726,868	128,901	2.7	$285,369	$2.21	$15.10	$14.66	$56,538	3.0%	$147,624	8.1%
4th Quarter 2014	50	6,387,252	128,926	2.5	602,800	4.68	14.88	14.15	95,275	5.2%	185,516	10.6%
3rd Quarter 2014	55	9,810,358	178,002	3.5	602,800	3.39	13.74	14.14	(71,154)	(2.8)%	91,492	3.8%
2nd Quarter 2014	66	6,378,848	132,925	3.0	293,446	2.21	15.03	15.09	(8,300)	(0.4)%	139,878	7.5%
Total - 12 months	231	$28,303,326	568,754	3.0	$1,784,415	$3.14	$14.61	$14.48	$72,359	0.9%	$564,510	7.2%

Comparable New Leases:
1st Quarter 2015	18	$2,737,615	50,089	2.7	$177,579	$3.55	$17.03	$16.66	$18,726	2.2%	$40,067	4.9%
4th Quarter 2014	13	1,483,191	19,945	3.7	235,715	11.82	17.81	17.74	1,276	0.4%	14,333	4.2%
3rd Quarter 2014	13	1,195,188	29,704	3.2	122,946	4.14	12.12	12.41	(8,631)	(2.3)%	25,443	7.4%
2nd Quarter 2014	17	1,396,045	20,928	3.6	177,422	8.48	17.99	17.36	13,378	3.6%	75,688	26.3%
Total - 12 months	61	$6,812,039	120,666	3.2	$713,662	$5.91	$16.12	$15.91	$24,749	1.3%	$155,531	8.7%

Comparable Renewal Leases:
1st Quarter 2015	42	$2,989,253	78,812	2.7	$107,790	$1.37	$13.86	$13.38	$37,812	3.6%	$107,557	10.9%
4th Quarter 2014	37	4,904,061	108,981	2.2	250,749	2.30	14.35	13.49	$93,999	6.4%	171,183	12.1%
3rd Quarter 2014	42	8,615,170	148,298	3.6	479,854	3.24	14.07	$14.49	(62,523)	(2.9)%	66,049	3.2%
2nd Quarter 2014	49	4,982,803	111,997	2.8	116,024	1.04	14.47	14.67	(21,678)	(1.4)%	64,190	4.1%
Total - 12 months	170	$21,491,287	448,088	2.9	$954,417	$2.13	$14.20	$14.10	$47,610	0.7%	$408,979	6.8%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
1st Quarter 2015	16	$2,822,752	68,818	4.1	$434,677	$6.32	$11.75
4th Quarter 2014	25	5,621,126	60,726	5.2	884,551	14.57	15.48
3rd Quarter 2014	27	5,208,713	75,500	4.9	1,105,419	14.64	16.71
2nd Quarter 2014	36	8,457,970	95,059	4.9	1,137,401	11.97	14.47
Total - 12 months	104	$22,110,561	300,103	4.8	$3,562,048	$11.87	$14.61

Non-Comparable New Leases:
1st Quarter 2015	14	$2,450,862	64,380	3.8	$339,851	$5.28	$11.03
4th Quarter 2014	25	5,621,126	60,726	5.2	1,000,887	16.48	15.48
3rd Quarter 2014	24	3,823,482	67,871	4.6	971,445	14.31	16.07
2nd Quarter 2014	33	7,279,225	82,269	4.9	1,112,628	13.52	14.17
Total - 12 months	96	$19,174,695	275,246	4.6	$3,424,811	$12.44	$14.19

Non-Comparable Renewal Leases:
1st Quarter 2015	2	$371,890	4,438	7.9	$94,826	$21.37	$22.15
4th Quarter 2014	—	—	—	—	—	—	—
3rd Quarter 2014	3	1,385,231	7,629	7.5	133,974	17.56	22.41
2nd Quarter 2014	3	1,178,745	12,790	5.2	24,773	1.94	16.40
Total - 12 months	8	$2,935,866	24,857	6.4	$253,573	$10.20	$19.27

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
1st Quarter 2015	76	$8,549,620	197,719	3.2	$720,046	$3.64	$13.93
4th Quarter 2014	75	12,008,378	189,652	3.3	1,487,351	7.84	15.07
3rd Quarter 2014	82	15,019,071	253,502	4.0	1,708,219	6.74	14.63
2nd Quarter 2014	102	14,836,818	227,984	3.8	1,430,847	6.28	14.80
Total - 12 months	335	$50,413,887	868,857	3.6	$5,346,463	$6.15	$14.61

New
1st Quarter 2015	32	$5,188,477	114,469	3.3	$517,430	$4.52	$13.66
4th Quarter 2014	38	7,104,317	80,671	4.8	1,236,602	15.33	16.05
3rd Quarter 2014	37	5,018,670	97,575	4.2	1,094,391	11.22	14.87
2nd Quarter 2014	50	8,675,270	103,197	4.6	1,290,050	12.50	14.95
Total - 12 months	157	$25,986,734	395,912	4.2	$4,138,473	$10.45	$14.78

Renewal
1st Quarter 2015	44	$3,361,143	83,250	2.9	$202,616	$2.43	$14.31
4th Quarter 2014	37	4,904,061	108,981	2.2	250,749	2.30	14.35
3rd Quarter 2014	45	10,000,401	155,927	3.8	613,828	3.94	14.48
2nd Quarter 2014	52	6,161,548	124,787	3.1	140,797	1.13	14.67
Total - 12 months	178	$24,427,153	472,945	3.1	$1,207,990	$2.55	$14.47

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of March 31, 2015
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2015	345	848,167	15.4%	$10,579	16.1%	$12.47
2016	271	724,826	13.2%	10,679	16.2%	14.73
2017	224	704,329	12.8%	10,370	15.8%	14.72
2018	174	714,688	13.0%	10,331	15.7%	14.46
2019	158	480,332	8.7%	8,194	12.5%	17.06
2020	72	427,286	7.8%	5,012	7.6%	11.73
2021	30	181,819	3.3%	2,446	3.7%	13.45
2022	30	201,364	3.7%	2,437	3.7%	12.10
2023	13	127,207	2.3%	1,313	2.0%	10.32
2024	22	173,704	3.2%	1,922	2.9%	11.06
Total	1,339	4,583,722	83.4%	$63,283	96.2%	$13.81

(1)	Lease expirations table reflects rents in place as of March 31, 2015, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of March 31, 2015 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2015 Financial Guidance As of May 5, 2015

2015 Guidance
FFO Core per common share and OP unit - diluted	$1.25 - $1.30
FFO per common share and OP unit - diluted	$0.99 - $1.04
Same Store Property NOI	3% - 5%
Total Operating Portfolio Occupancy at Year End 2015	88% - 90%

Note: Each of the last three years we have completed over $100 million in acquisitions. We expect our acquisition volume to exceed $100 million in 2015. Due to the difficulty of predicting timing on acquisitions we are not including the impact from 2015 acquisitions in our 2015 FFO Core per Share Guidance at this time. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

Whitestone REIT and Subsidiaries Property Details As of March 31, 2015

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 3/31/2015	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	96%	$893	$12.80	$12.75
Anthem Marketplace	Phoenix	2000	113,293	95%	1,667	15.49	15.49
Bellnott Square	Houston	1982	73,930	37%	302	11.04	10.71
Bissonnet Beltway	Houston	1978	29,205	95%	418	15.07	14.74
Centre South	Houston	1974	39,134	89%	317	9.10	9.62
The Citadel	Phoenix	1985	28,547	88%	229	9.12	15.80
City View Village	San Antonio	2005	17,870	100%	497	27.81	27.81
Desert Canyon	Phoenix	2000	62,533	80%	659	13.17	12.95
Fountain Square	Phoenix	1986	118,209	74%	1,473	16.84	17.65
Gilbert Tuscany Village	Phoenix	2009	49,415	88%	637	14.65	18.08
Heritage Trace Plaza	Dallas	2006	70,431	100%	1,506	21.38	21.38
Holly Knight	Houston	1984	20,015	100%	396	19.79	19.09
Headquarters Village	Dallas	2009	89,134	84%	2,098	28.02	28.05
Kempwood Plaza	Houston	1974	101,008	90%	909	10.00	9.70
Lion Square	Houston	2014	117,592	86%	1,014	10.03	10.17
The Marketplace at Central	Phoenix	2000	111,130	91%	731	7.23	7.86
Market Street at DC Ranch	Phoenix	2003	242,459	91%	3,923	17.78	19.09
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	67%	1,402	17.62	17.62
Paradise Plaza	Phoenix	1983	125,898	92%	1,441	12.44	14.00
Pinnacle of Scottsdale	Phoenix	1991	113,108	94%	1,853	17.43	18.01
Providence	Houston	1980	90,327	87%	831	10.57	9.81
Shaver	Houston	1978	21,926	93%	281	13.78	13.39
Shops at Pecos Ranch	Phoenix	2009	78,767	95%	1,477	19.74	19.74
Shops at Starwood	Dallas	2006	55,385	97%	1,513	28.16	27.62
South Richey	Houston	1980	69,928	100%	819	11.71	10.10
Spoerlein Commons	Chicago	1987	41,455	85%	846	24.01	24.04
The Strand at Huebner Oaks	San Antonio	2000	73,920	91%	1,424	21.17	21.17
SugarPark Plaza	Houston	1974	95,032	99%	1,043	11.09	11.02
Sunridge	Houston	1979	49,359	82%	416	10.28	9.59
Sunset at Pinnacle Peak	Phoenix	2000	41,530	79%	546	16.64	16.64
Terravita Marketplace	Phoenix	1997	102,733	96%	1,372	13.91	14.09
Torrey Square	Houston	1983	105,766	81%	645	7.53	7.68
Town Park	Houston	1978	43,526	100%	825	18.95	18.49
Village Square at Dana Park	Phoenix	2009	323,026	80%	5,175	20.03	20.31
Webster Pointe	Houston	1984	26,060	95%	312	12.60	12.28
Westchase	Houston	1978	49,573	87%	528	12.24	11.94
Williams Trace Plaza	Houston	1983	129,222	95%	1,646	13.41	13.71
Windsor Park	San Antonio	1992	196,458	97%	2,049	10.75	10.26
Total/Weighted Average			3,308,284	88%	44,113	15.15	15.40

Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	68%	$1,105	$12.91	$13.03
Pima Norte	Phoenix	2007	35,110	51%	292	16.31	17.93
Uptown Tower	Dallas	1982	253,981	77%	3,514	17.97	17.70
Woodlake Plaza	Houston	1974	106,169	96%	1,618	15.87	15.98
Total/Weighted Average			521,134	77%	6,529	16.27	16.26

Whitestone REIT and Subsidiaries Property Details As of March 31, 2015 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 3/31/2015	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Office/Flex Communities:
Brookhill	Houston	1979	74,757	88%	$256	$3.89	$3.77
Corporate Park Northwest	Houston	1981	185,627	82%	1,758	11.55	11.62
Corporate Park West	Houston	1999	175,665	92%	1,863	11.53	11.29
Corporate Park Woodland	Houston	2000	99,937	94%	969	10.32	9.99
Dairy Ashford	Houston	1981	42,902	99%	269	6.33	6.03
Holly Hall Industrial Park	Houston	1980	90,000	100%	798	8.87	8.30
Interstate 10 Warehouse	Houston	1980	151,000	96%	531	3.66	4.21
Main Park	Houston	1982	113,410	75%	663	7.79	7.42
Plaza Park	Houston	1982	105,530	64%	698	10.33	10.16
Westbelt Plaza	Houston	1978	65,619	65%	409	9.59	8.86
Westgate Service Center	Houston	1984	97,225	84%	488	5.98	5.87
Total/Weighted Average			1,201,672	86%	8,702	8.42	8.29

Total/Weighted Average - Operating Portfolio			5,031,090	86%	59,344	13.72	13.85

Corporate Park Woodland II	Houston	1972	16,220	87%	$206	$14.60	$14.53
Fountain Hills Plaza	Phoenix	2009	111,289	89%	1,698	17.14	17.47
Fulton Ranch Towne Center	Phoenix	2005	113,281	85%	1,705	17.71	17.79
The Promenade at Fulton Ranch	Phoenix	2007	98,792	76%	1,300	17.31	18.45
The Shops at Williams Trace	Houston	1985	132,991	87%	1,532	13.24	13.66
Total/Weighted Average - Development Portfolio (4)			472,573	85%	6,441	16.03	16.47

Anthem Marketplace	Phoenix	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—	—	—	—
Total/Weighted Average - Property Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			5,503,663	86%	$65,785	$13.90	$14.06

(1)
Calculated as the tenant's actual March 31, 2015 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of March 31, 2015. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of March 31, 2015 equaled approximately $111,000 for the month ended March 31, 2015.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of March 31, 2015. Excludes vacant space as of March 31, 2015.

(3)
Represents (i) the contractual base rent for leases in place as of March 31, 2015, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of March 31, 2015.

(4)	Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

(5)	As of March 31, 2015, these parcels of land were held for development and, therefore, had no gross leasable area.

**HOUSTON** William Trace Plaza • The Shops at William Trace • Webster Pointe • Centre South • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge • Town Park Plaza • Providence Plaza • Sugar Park Plaza • I-10 Office/Warehouse • Dairy Ashford Business Park • Kempwood Plaza • Westbelt Plaza • Bellnott Square • Torrey Square • Lion Square • Corporate Park Woodland • Holly Knight • Main Park • Plaza Park Business Center • Holly Hall • Brookhill Plaza • Westgate Service Center • Corporate Park West • Woodlake Plaza • Corporate Park Northwest • **PHOENIX** Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • **DALLAS** Heritage Trace Plaza • Interchange Building • Uptown Tower • Shops at Starwood • Headquarters Village • **CHICAGO** Spoerlein Commons • **SAN ANTONIO** City View Village • The Strand at Huebner Oaks • Windsor Park Centre

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